Exhibit 99.1

Media Contact	October 27, 2016
Casey Lassiter, 205 447-6410
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@healthsouth.com
HealthSouth Chief Executive Officer Jay Grinney to Retire at Year-End 2016

Current Executive Vice President and Chief Operating Officer Mark Tarr to Succeed Grinney

Executive Vice President and Chief Financial Officer Doug Coltharp to Assume Expanded Responsibilities

Regional President Barb Jacobsmeyer to be Promoted to Executive Vice President of Operations

BIRMINGHAM, Ala. - October 27, 2016 - HealthSouth Corporation (NYSE:HLS) (the “Company”) today announced that President and Chief Executive Officer, Jay Grinney, 65, will retire from the Company, effective December 31, 2016. HealthSouth’s Board of Directors has appointed current Executive Vice President and Chief Operating Officer, Mark J. Tarr, 55, to succeed Mr. Grinney as President, Chief Executive Officer and a member of the Board upon his retirement. Mr. Grinney will serve as a consultant to the Company until March 31, 2017.

Leo I. Higdon Jr., Chairman of HealthSouth’s Board of Directors, said, “Jay joined HealthSouth as President and CEO at a critical time in the Company’s history and led HealthSouth through a successful turnaround and eventual repositioning as one of the nation’s leading providers of post-acute services.”

Mr. Higdon noted that Mr. Grinney oversaw the divestitures of non-core businesses, created a strong and flexible balance sheet, and developed a capital allocation strategy that included investments in improving and growing the Company, the initiation of a quarterly dividend and the opportunistic repurchases of the Company’s common stock. He also created a robust development pipeline and led many successful transactions, including the acquisitions of Encompass Home Health and Hospice, Reliant Hospital Partners, and CareSouth, successfully expanding the HealthSouth network to 34 states.

“Perhaps Jay’s most enduring achievement has been establishing a corporate culture predicated on quality, integrity, compliance, and mutual respect,” said Mr. Higdon. “Importantly, he recruited an exceptionally strong and talented senior management team that will guide HealthSouth’s growth for years to come. On behalf of my fellow directors, I sincerely appreciate Jay’s many contributions to HealthSouth and wish him every success in his future endeavors.”

Regarding Mr. Tarr’s appointment, Mr. Higdon said, “We are delighted to have Mark continue his career with HealthSouth as President and CEO. Since joining HealthSouth in 1993, Mark has been a key member of our leadership team. He has proven himself as a strong leader with the extensive knowledge of the post-acute healthcare services industry necessary to successfully lead and grow our Company. The Board looks forward to working with Mark and the rest of management to drive our strategy forward and continuing to create meaningful value for shareholders.”

“It has been an honor and a privilege to lead HealthSouth over the past 12 years,” said Mr. Grinney. “This planned transition comes at a time of strength and growth for HealthSouth: volumes, revenues and earnings in both segments continue to grow at a solid pace; clinical collaboration between the segments continues to strengthen as more of our inpatients are introduced to Encompass’ services and we add home health agencies in non-overlap markets; development pipelines for both segments are as strong as ever, positioning them for future growth; and the Company is well-prepared to meet the needs of the evolving delivery system.”

“I am very fortunate to have had the privilege of working with the most talented team of clinicians and healthcare professionals in our industry. Their dedication, loyalty and tireless efforts have always been - and will continue to be - the cornerstone of HealthSouth’s success.”

The planned leadership transition reflects HealthSouth’s Board of Directors succession planning process. Accordingly, the Board conducted a comprehensive evaluation of internal and external candidates. Following a thorough assessment, the Board unanimously determined that Mr. Tarr would succeed Mr. Grinney.

Mr. Tarr is a proven healthcare executive who has held a number of leadership positions at HealthSouth during his 23-year career with the Company. Mr. Tarr was named Executive Vice President and Chief Operating Officer on February 24, 2011, having served as Executive Vice President of Operations since October 1, 2007, and as President of the Company's Inpatient Division since September 2004. Mr. Tarr serves on the boards of directors of the Federation of American Hospitals (“FAH”) and the American Medical Rehabilitation Providers Association (“AMRPA”). Mr. Tarr earned an undergraduate degree from Ball State University and an M.B.A. from Emory University.

Mr. Grinney noted, "I have known and worked with Mark for many years and am confident that he is the right leader to keep HealthSouth moving forward. We have been engaged in succession planning internally for some time and expect it will be orderly and seamless to those inside and outside HealthSouth. Mark, Doug Coltharp and I have worked closely with the Board in developing and executing our strategy, and I anticipate this collaborative process will continue. Since assuming the role of Chief Operating Officer, Mark has positioned HealthSouth’s inpatient rehabilitation hospitals as industry leaders in quality and clinical outcomes and has significantly expanded the Company’s geographic footprint. He also has been instrumental in developing strategies to enhance clinical and operational collaboration between HealthSouth’s hospitals and home health agencies and positioning the Company for success in the evolving healthcare delivery system. I look forward to watching HealthSouth continue to thrive under Mark’s leadership.”

Commenting on his appointment, Mark said, “I am honored to have this opportunity to lead HealthSouth, the company I have called home for more than 20 years. Our objective is to be the nation’s leading provider of post-acute care through the provision of comprehensive, coordinated facility-based and home-based post-acute services. Working alongside our talented workforce and proven executive team, I am confident we will continue to positively impact the lives of the patients we serve.”

HealthSouth will realign its organizational structure to reflect the importance of its strategy to enhance the clinical and operational collaboration between the Company’s facility-based and home-based post-acute services and to capture market share through the provision of low-cost, episodic post-acute care in bundled and other payment models. Specifically, Executive Vice President and Chief Financial Officer Doug Coltharp will assume expanded responsibilities. While he will continue to be responsible for development and strategic planning, and will play a key role alongside Mr. Tarr in overseeing the Company’s continued growth, he also will assume responsibility for the Company’s Information Technology Group (“ITG”) and managed care contracting. Both of these functions will play pivotal roles in HealthSouth’s strategy of establishing risk-sharing models for bundled payment programs and managed care payors.

Finally, Barb Jacobsmeyer, currently the President of the inpatient rehabilitation segment’s Central Region, will be promoted to Executive Vice President of Operations, and HealthSouth’s inpatient rehabilitation segment’s regional presidents will report to her. Ms. Jacobsmeyer joined HealthSouth in 2007 as the Chief Executive Officer of The Rehabilitation Institute of St. Louis, a joint venture hospital with BJC Healthcare. She was promoted to a Regional Vice President position in 2010 and assumed her current duties in 2012. Barb received her B.S. in Physical Therapy from St. Louis University and her M.A. in Health Services Management from Webster University. A search is underway for Ms. Jacobsmeyer’s replacement with internal and external candidates under consideration.

About HealthSouth

HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 34 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the web at www.healthsouth.com.

Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as the pending leadership changes, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking statements speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, and involve a number of risks and uncertainties. Actual events may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events to differ materially from those anticipated by HealthSouth include, but are not limited to, any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings that may be or have been brought by or against HealthSouth; the ability to successfully integrate acquisitions; changes in the regulation of the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically at either or both of the federal and state levels; competitive pressures in the healthcare industry broadly or the inpatient rehabilitation, home health and hospice areas specifically and HealthSouth’s response thereto; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including the unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of Encompass' systems; changes in key management personnel; general conditions in the economy and capital markets; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth's Form 10-K for the year ended December 31, 2015 and Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016.
###